Exhibit 99.1

Company / Investor Contact: Tom Wirth EVP & CFO 610-832-7434 tom.wirth@bdnreit.com

Brandywine Realty Trust Announces Closing of $350 Million Offering of 7.550% Guaranteed Notes Due 2028

and Completion of Sales of Properties Totaling $113.6 Million

PHILADELPHIA, PA, December 13, 2022 — Brandywine Realty Trust (the “Company”) (NYSE: BDN) announced today that its operating partnership, Brandywine Operating Partnership, L.P. (the “Operating Partnership”), has closed its previously announced underwritten public offering of $350 million of its 7.550% guaranteed notes due 2028 (the “Notes”).

The Operating Partnership intends to use the net proceeds of the offering to repurchase or redeem the $350 million outstanding principal amount of its 3.95% Guaranteed Notes due February 15, 2023 and for general corporate purposes, which may include the repayment, repurchase or other retirement of other indebtedness.

The offering of the Notes was made pursuant to an effective shelf registration statement and related prospectus and preliminary prospectus supplement filed by the Company with the Securities and Exchange Commission. This press release shall not constitute an offer to sell or the solicitation of an offer to buy any securities nor will there be any sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

During the fourth quarter of 2022, the Company sold one office property in suburban Philadelphia and its ownership interest in a mixed-use property in Philadelphia for an aggregate sales price of approximately $113.6 million. The sales generated an estimated gain totaling $35.0 million, or $0.20 per share, that will be recorded in the fourth quarter and which is not currently included in the Company’s net income guidance.

About Brandywine Realty Trust

Brandywine Realty Trust (NYSE: BDN) is one of the largest, publicly traded, full-service, integrated real estate companies in the United States with a core focus in the Philadelphia, Austin and Washington, D.C. markets. Organized as a real estate investment trust (REIT), we own, develop, lease and manage an urban, town center and transit-oriented portfolio comprising 164 properties and 23.0 million square feet as of September 30, 2022, which excludes assets held for sale. Our purpose is to shape, connect and inspire the world around us through our expertise, the relationships we foster, the communities in which we live and work, and the history we build together.

2929 Arch Street, Suite 1800, Philadelphia, PA 19104	Phone: (610) 325-5600 • Fax: (610) 325-5622

Forward-Looking Statements

The Private Securities Litigation Reform Act of 1995 (the “1995 Act”) provides a “safe harbor” for forward-looking statements. This press release contains statements that are forward-looking, including statements relating to business and real estate development activities, future capital expenditures and financing sources. We intend such forward-looking statements to be covered by the safe-harbor provisions of the 1995 Act. The words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “will,” “should” and similar expressions, as they relate to us, are intended to identify forward-looking statements. Although we believe that the expectations reflected in such forward-looking statements are based on reasonable assumptions, we can give no assurance that our expectations will be achieved. As forward-looking statements, these statements involve important risks, uncertainties and other factors that could cause actual results to differ materially from the expected results and, accordingly, such results may differ from those expressed in any forward-looking statements made by us or on our behalf. Factors that might cause actual results to differ materially from our expectations, many of which may be more likely to impact us as a result of the ongoing COVID-19 pandemic, are set forth in the “Risk Factors” section of our Annual Report on Form 10-K for the year ended December 31, 2021. Accordingly, we caution readers not to place undue reliance on forward-looking statements. We assume no obligation to update or supplement forward-looking statements that become untrue because of subsequent events.